UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) April 1, 2005
                                                         ---------------

                                 MediaBay, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
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                 (State or Other Jurisdiction of Incorporation)

          1-13469                                    65-0429858
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 (Commission File Number)                (IRS Employer Identification No.)


2 Ridgedale Avenue, Cedar Knolls, New Jersey                  07927
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  (Address of Principal Executive Offices)                 (Zip Code)

                                 (973) 539-9528
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On April 1, 2005, MediaBay entered into an employment agreement with Patricia Campbell, which agreement became effective on April 4, 2005, the commencement date of Ms. Campbell's employment (the "Effective Date"), for Ms. Campbell to serve as Chief Operating Officer of MediaBay. The employment agreement has a term ending March 31, 2008 and provides for an annual base salary of $215,000, a starting bonus of $50,000, payable upon the first day of employment under the employment agreement and grant of a stock option to purchase 850,000 shares of common stock (the "Campbell Option"). The Campbell option is exercisable at a price of $0.59 per share (the closing sale price of MediaBay's common stock on the date of grant), shall be exercisable commencing on the Effective Date at the closing sale price of MediaBay's common stock on the Effective Date, and shall be exercisable as to 40% of the shares of common stock covered thereby commencing on the Effective Date and an additional 20% of the shares covered thereby on each of the first, second and third year anniversaries of the Effective Date, and shall expire on the tenth anniversary of the Effective Date. Upon termination of Ms. Campbell without Cause (as defined in the employment agreement) or termination by Ms. Campbell for Good Reason (as defined in the employment agreement and which includes a change of control, as defined in the employment agreement), (i) Ms. Campbell is entitled to severance equal to six months base salary as of the date of termination (12 months base salary if such termination occurs on or after the first anniversary of the employment agreement), payable in accordance with MediaBay's regular payroll practices (but no less than frequently than semi-monthly); and (ii) all options to purchase MediaBay common stock then held by Ms. Campbell shall be deemed to be fully vested as of the date of termination.


         On April 4, 2005, the Board of Directors of MediaBay, Inc. ("MediaBay"), based on the recommendation of the Compensation Committee, granted bonuses to executive officers of MediaBay in recognition of their outstanding service to MediaBay, and granted stock options to executive officers of MediaBay as follows:

BONUSES
                  Jeffrey Dittus                       $175,000
                  John Levy                              35,000

OPTIONS
                  Joseph Rosetti              300,000 shares of common stock
                  Jeffrey Dittus              1,000,000 shares of common stock
                  Robert Toro                 250,000 shares of common

         All of the options granted to the executive officers set forth above
(i) vest immediately, (ii) are exercisable at a price of $0.59 per share (the closing sale price of MediaBay's common stock on the date of grant), (iii) are immediately exercisable as to 40% of the shares covered thereby and will become exercisable as to an additional 20% of the shares covered thereby on each of the first, second and third year anniversaries of the date of grant, and (iv) expire on April 4, 2015.

         On April 4, 2005, the Board of Directors approved payment of $35,000 of director compensation to Richard Berman, for his services as a director of MediaBay.

         On April 4, 2005, the Board approved a compensation plan for those persons who serve as a director of MediaBay and qualify as an "independent director" under the Nasdaq Marketplace Rules (or the rules of the principal exchange on which MediaBay's common stock is listed, if the common stock is not listed on Nasdaq). The compensation payable to MediaBay's independent directors is as follows:

         1. $2,000 per month for serving as a member of the Board of Directors, payable on the first calendar day of each month, commencing May 1, 2005.

         2. an additional $1,000 per month for serving as Audit Committee Chairman, payable on the first calendar of each month, commencing May 1, 2005.

         3. an additional $2,500 per month for serving as Lead Independent Director (as designated by the Board of Directors), payable on the first calendar day of each month, commencing May 1, 2005. Richard Berman has been designated by the Board of Directors as Lead Independent Director.

         On April 4, 2005, the Board of Directors granted stock options to the independent directors as follows:

         1. Richard Berman was granted an option to purchase 75,000 shares of common stock. This option is immediately exercisable as to one-third of the shares covered thereby and becomes exercisable as to an additional one-third of the shares covered thereby on each of the first and second year anniversaries of the date of grant.

         2. Each of Paul Neuwirth and Stephen Yarvis were granted an option to purchase 25,000 shares of common stock. These options are immediately exercisable.

Each of the foregoing options granted to the independent directors is exercisable at a price of $0.59 per share (the closing sale price of MediaBay's common stock on the date of grant) and expire on April 4, 2010.

         On April 4, 2005, in connection with the appointment of Daniel J. Altobello as director of MediaBay, the Board of Directors granted to Mr. Altobello stock options to purchase 50,000 shares of common stock at an exercise price of $0.59 per share, the closing sale price of MediaBay's common stock on the date of grant. This option is immediately exercisable as to 25,000 of the shares covered thereby and becomes exercisable as to the remaining 25,000 shares on the one-year anniversary of the date of grant, and expires on April 4, 2010.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         (b)      On April 4, 2005, Paul Ehrlich resigned as a director.

         (c) On April 1, 2005, the Board of Directors appointed Patricia Campbell to serve as MediaBay's Chief Operating Officer, effective April 4, 2005

         For the four years prior to joining MediaBay, Ms. Patricia Campbell has been Managing Partner of Terra Nova Marketing Solutions. She founded Terra Nova to provide hands-on solutions to companies with immediate marketing, direct marketing and Internet opportunities. From 1999-2000, Ms. Campbell was Executive Vice President at barnesandnoble.com. She was responsible for creating and managing a world-class direct marketing group to drive customer acquisition, relationship management and product development on the Internet. Ms. Campbell was President of Direct Equity Partners, LP, a $250 million private equity firm specializing in direct marketing and Internet companies. From 1996 to 1999, Ms. Campbell served as a senior executive at Advanta, a $1.5 billion financial services company. In addition, Ms. Campbell has had 15 years of magazine publishing experience at Time Inc., and Times Mirror Magazines where she held the position of President of Popular Science and Today's Homeowner. Ms. Campbell was Chairman of the Direct Marketing Association and is actively involved in the association's policy development for the industry. Ms. Campbell is a member of the Board of Directors of Synova Healthcare, Inc. She holds a B.A. from Dartmouth College graduating Phi Beta Kappa, an M.A. and an M.B.A. from Columbia University.

         In August 2004, MediaBay entered into a marketing consulting agreement with Terra Nova, of which Patricia Campbell was Managing Partner prior to joining MediaBay. The agreement provided for Terra Nova to assist MediaBay with developing a marketing plan to implement its new strategy. The agreement provided for total compensation of $210,000 and the issuance of five-year options to purchase an aggregate of 100,000 shares of common stock, exercisable at a price of $0.33 per share.

         The terms of Ms. Campbell's employment are described under Item 1.01 Entry into a Material Definitive Agreement above.

         (d) On April 4, 2005, the Board of Directors appointed Daniel J. Altobello to serve as a Class I director of MediaBay. As a Class I director, Mr. Altobello's term will expire at the annual meeting of shareholders in 2007.

         Mr. Altobello has also been appointed as Chairman of the Audit Committee of the Board of Directors.

         Daniel J. Altobello is the retired Director and Chairman of Onex foodservices, the parent corporation of Caterair International, Inc., and LSG/SKY Chefs. From 1989 to 1995, Mr. Altobello served as Chairman, President and Chief Executive Officer of Caterair International Corporation. From 1979 to 1989, he held various managerial positions with the food service management and in-flight catering divisions of Marriott Corporation, including Executive Vice President of Marriott Corporation and President of Marriott Airport Operations Group. Mr. Altobello began his management career at Georgetown University as

Vice President of Administration Services. He is a member of the board of directors of Mesa Air Group, Inc., World Air Holdings, Inc. and Friedman, Billings and Ramsey Group, Inc. (public reporting companies). Mr. Altobello is also a director of several private companies: Diamond Rock Hospitality Trust, Inc., JER Real Estate Investment Trust, and Mercury Air Centers; and is also a trustee of Loyola Foundation, Inc. Mr. Altobello obtained a bachelor of arts in English from Georgetown University and a master of business administration from Loyola College.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

            Exhibit 10.1 Employment Agreement dated April 1, 2005 (effective April 4, 2005) between MediaBay and Patricia Campbell

            Exhibit 10.2   Description of bonuses granted to executive officers

            Exhibit 10.3 Description of director compensation paid to Richard Berman

            Exhibit 10.4   Description of independent director compensation plan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MediaBay, Inc.
                                    (Registrant)

                                    By: /s/ John Levy
                                        ---------------------------------
                                        John Levy
                                        Vice Chairman and Chief Financial
                                        Officer


Date:  April 6, 2005